AMENDED AND RESTATED
                 TERMINATION BENEFITS AGREEMENT


     As of July 29, 1994, INDIANA ENERGY, INC., an Indiana corporation having its principal executive offices at 1630 North Meridian Street, Indianapolis, Indiana 46202 ("ENERGY"), INDIANA GAS COMPANY, INC., an Indiana corporation having its principal executive offices at 1630 North Meridian Street, Indianapolis, Indiana 46202 ("INDIANA GAS"), and Niel C. Ellerbrook, an Indiana resident whose mailing address is 12618 Shorevista Drive, Indianapolis, Indiana 46236 (the "Executive") entered into a Termination Benefits Agreement (the "Agreement"). Pursuant to
Section 4(f) of the Agreement and effective as of October 1, 1997, ENERGY and Executive amend and completely restate the Agreement to provide, in its entirety, as follows:

                        R E C I T A L S

     The following facts are true:

     A. The Officer is serving ENERGY as a key officer or serving as a key officer of a direct or indirect subsidiary of ENERGY ("Affiliate") (ENERGY and each Affiliate are collectively referred to as the "Company"), and is expected to continue to make a major contribution to the profitability, growth, and financial strength of the Company.

     B. The Company considers the continued services of the Officer to be in the best interests of the Company and its shareholders, and desires to assure itself of the availability of such continued services in the future on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

     C. The Officer is willing to remain in the employ of the Company upon the understanding that the Company will provide him with income security upon the terms and subject to the conditions contained herein if his employment is terminated by the Company without cause or if he voluntarily terminates his employment for good reason.

                       A G R E E M E N T

     In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and the Officer agree as follows:

     1. Undertaking. The Company agrees to pay to the Officer the termination benefits specified in paragraph 2 hereof if (a) control of ENERGY is acquired (as defined in paragraph 3(a) hereof) during the term of this Agreement (as described in paragraph 5 hereof) and (b) within three (3) years after the acquisition of control occurs (i) the Company terminates the employment of the Officer for any reason other than Cause (as
defined   in   paragraph  3(b)  hereof),  death,  the   Officer's
attainment  of  age  sixty-five  (65)  or  total  and   permanent
disability, or (ii) the Officer voluntarily terminates his employment for Good Reason (as defined in paragraph 3(c) hereof) or without reason during the Window Period (as defined in paragraph 3(d) hereof).

     2. Termination Benefits. If the Officer is entitled to termination benefits pursuant to paragraph 1 hereof, the Company agrees to pay to the Officer as termination benefits in a lump-sum payment within five (5) calendar days of the termination of the Officer's employment an amount to be computed by multiplying (i) the Officer's average annual compensation (as determined consistent with the provisions of Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) payable by the Company and by any other entity affiliated with the Company within the meaning of Section 414(b) of the Code which was includable in the gross income of the Officer for the most recent five (5) calendar years ending coincident with or immediately before the date on which control of ENERGY is acquired or such portion of such period during which the Officer was an employee of the Company, by (ii) two hundred and ninety-nine and ninety-nine one hundredths percent (299.99%). For the purposes of this Agreement, employment and compensation paid by any direct or indirect subsidiary of the Company will be deemed to be employment and compensation paid by the Company.

     3.   Definitions.

          (a) As used in this Agreement, the "acquisition of control" means:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as
          amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of ENERGY (the "Outstanding ENERGY Common Stock") or (B) the combined voting power of the then outstanding voting securities of ENERGY entitled to vote generally in the election of directors (the "Outstanding ENERGY Voting Securities"); provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition directly from ENERGY (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by ENERGY, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by ENERGY or any corporation controlled by ENERGY or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this paragraph 3(a) are satisfied;

               (ii)   Individuals  who,  as  of  July  25,  1997,
          constitute the Board of Directors of ENERGY (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of ENERGY (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by ENERGY's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (iii) Approval by the shareholders of ENERGY of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding ENERGY Common Stock and Outstanding ENERGY Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding ENERGY Stock and Outstanding ENERGY Voting Securities, as the case may be, (B) no Person (excluding ENERGY, any employee benefit plan or related trust of ENERGY, INDIANA GAS or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding ENERGY Common Stock or Outstanding Voting Securities, as the case may
          be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

               (iv) Approval by the shareholders of ENERGY of (A) a complete liquidation or dissolution of ENERGY or (B) the sale or other disposition of all or substantially all of the assets of ENERGY, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding ENERGY Common Stock and Outstanding ENERGY Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding ENERGY Common Stock and Outstanding ENERGY Voting Securities, as the case may be, (2) no Person (excluding ENERGY and any employee benefit plan or related trust of ENERGY, INDIANA GAS or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding ENERGY Common Stock or Outstanding ENERGY Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of ENERGY; or

               (v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of ENERGY would constitute an "acquisition of control" under subsection (iii) or (iv) of this section 3(a) of this Agreement.

          Notwithstanding anything contained in this Agreement to the contrary, if the Officer's employment is terminated before an "acquisition of control" as defined in this section 3(a) and the Officer reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect an "acquisition of control" and who effectuates an "acquisition of control" (a "Third Party") or
     (ii) otherwise occurred in connection with, or in anticipation of, an "acquisition of control" which actually occurs, then for all purposes of this Agreement, the date of an "acquisition of control" with respect to the Officer shall mean the date immediately prior to the date of such termination of the Officer's employment.

          (b) As used in this Agreement, the term "Cause" means fraud, dishonesty, theft of corporate assets, or other gross misconduct by the Officer. Notwithstanding the foregoing, the Officer shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Officer was guilty of conduct set forth above in the first sentence of the subsection and specifying the particulars thereof in detail.

          (c) As used in this Agreement, the term "Good Reason" means, without the Officer's written consent, (i) a demotion in the Officer's status, position or responsibilities which, in his reasonable judgment, does not represent a promotion from his status, position or responsibilities as in effect immediately prior to the change in control; (ii) the assignment to the Officer of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, position or responsibilities immediately prior to the change in control; or any removal of the Officer from or failure to reappoint or reelect him to any of such positions that the officer had immediately prior to the change in control, except in connection with the termination of his employment for total and permanent disability, death or Cause or by him other than for Good Reason; (iii) a reduction by the Company in the Officer's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within twelve (12) months of the Officer's last increase in base salary) the Officer's base salary after a change in control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior officers  of  the  Company effected in the preceding  twelve
     (12) months; (iv) the relocation of the principal executive offices of ENERGY or Affiliate, whichever entity is the primary employer of the Officer immediately prior to the change in control, to a location outside the Indianapolis, Indiana metropolitan area or the Company's requiring him to be based at any place other than the location at which he performed  his  duties  immediately prior  to  a  change  in control, except for required travel on the Company's business to an extent substantially consistent with his business  travel  obligations at the time  of  a  change  in control; (v) the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Officer participates immediately prior to the change in control, including but not limited to the Company's stock option and restricted stock plans, if any, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), with which he has consented, has been made with respect to such plan in connection with the change in control, or the failure by the Company to continue his participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein; (vi) the failure by the Company to continue to provide the Officer with benefits substantially similar to those enjoyed by him or to which he was entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans in which he was participating at the time of a change in control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him or to which he was entitled at the time of the change in control, or the failure by the Company to provide him with the number of paid vacation and sick leave days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof; (vii) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement;
     (viii) any purported termination of the Officer's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 4(c) hereof (and, if applicable, paragraph 3(b) hereof); and for purposes of this Agreement, no such purported termination shall be effective; or (ix) any request by the Company that the Officer participate in an unlawful act or take any action constituting a breach of the Officer's professional standard of conduct.

          Notwithstanding anything in this paragraph 3(c) to the contrary, the Officer's right to terminate his employment pursuant to this paragraph 3(c) shall not be affected by his incapacity due to physical or mental illness.

          (d) As used in this Agreement, the "Window Period" shall mean the 30-day period immediately following the first anniversary of the acquisition of control.

     4.   Additional Provisions.

          (a) Enforcement of Agreement. The Company is aware that upon the occurrence of a change in control the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Officer the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the
     Officer not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of his rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Officer hereunder. Accordingly, if following a change in control it should appear to the Officer that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Officer the benefits entitled to be provided to the Officer hereunder, and that the Officer has complied with all of his obligations under this Agreement, the Company irrevocably authorizes the Officer from time to time to retain counsel of his choice, at the expense of the Company as provided in this paragraph 4(a), to represent the Officer in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Officer entering into an attorney-client relationship with such counsel, and in that connection the Company and the Officer agree that a confidential relationship shall exist between the Officer and such counsel. The reasonable fees and expenses of counsel selected from time to time by the Officer as hereinabove provided shall be paid or reimbursed to the Officer by the Company on a regular, periodic basis upon presentation by the Officer of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $500,000. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Officer for such expenses.

          (b) Severance Pay; No Duty to Mitigate. The amounts payable to the Officer under this Agreement shall not be treated as damages but as severance compensation to which the Officer is entitled by reason of termination of his employment in the circumstances contemplated by this Agreement. The Company shall not be entitled to set off against the amounts payable to the Officer any amounts earned by the Officer in other employment after termination of his employment with the Company, or any amounts which might have been earned by the Officer in other employment had he sought such other employment.

          (c) Notice of Termination. Any purported termination by the Company or by the Officer for Good Reason or by the Officer without any reason during the Window Period shall be communicated by written Notice of Termination to the other party hereto in accordance with paragraph 4(j) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of his employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

          (d) Internal Revenue Code. Notwithstanding anything in this Agreement to the contrary (other than this paragraph), in the event that Arthur Andersen & Co. (or its successor) determines that any payment by the Company to or for the benefit of the Officer pursuant to the terms of this Agreement would be nondeductible by the Company for federal income tax purposes because of Section 280G of the Code, then the amount payable to or for the benefit of the Officer pursuant to this Agreement shall be reduced (but not below zero) to the maximum amount payable without causing the payment to be nondeductible by the Company because of
     Section 280G of the Code; provided, however, that notwithstanding the preceding clause of this sentence, if
     Section 280G of the Code is amended after the date on which this Agreement has been executed and if the amendment has the effect of reducing the amount of deductible payments that may be made by the Company to the Executive under
     Section 280G of the Code to an amount less than what would have been deductible by the Company under Section 280G of the Code as in effect on October 1, 1997, the maximum amount payable to the Executive under this paragraph 4(d) shall be determined without regard to any amendment to Section 280G of the Code; provided, further, that if solely by reason of any amendment to Section 280G of the Code an excise tax is imposed on the Executive under Section 4999 of the Code as a result of payments made under this Agreement, the Company shall increase the benefit payable to the Executive under this Agreement by an amount ("Make Whole Payment") which, after taking into account the additional federal, state and local income taxes or the amount (including the Code Section 4999 excise tax that would be imposed on the Make Whole Payment), would reimburse the Executive fully for the Code
     Section 4999 tax that is imposed on the other payments made hereunder and put the Executive in same net after-tax position with respect to this Agreement that he would have been but for the excise tax. Such determination by Arthur Andersen & Co. (or its successor) shall be conclusive and binding upon the parties.

          (e) Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, personal representatives, successors, and assigns, but neither this Agreement nor any right hereunder may be assigned or transferred by either party hereto, any beneficiary, or any other person, nor be subject to alienation, anticipation, sale, pledge, encumbrance, execution, levy, or other legal process of any kind against the Officer, his beneficiary or any other person. Notwithstanding the foregoing, the Company shall assign this Agreement to any corporation or other business entity succeeding to substantially all of the business and assets of the Company by merger, consolidation, sale of assets, or otherwise and shall obtain the assumption of this Agreement by such successor.

          (f) Amendment. This Agreement shall not be amended, modified, or supplemented without the written agreement of the parties at the time of such amendment, modification, or supplement.

          (g) Governing Law. This Agreement shall be governed by and subject to the laws of the State of Indiana.

          (h) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

          (i)   Captions.  The captions in this Agreement are for
     convenience  and identification purposes only,  are  not  an
     integral  part  of  this  Agreement,  and  are  not  to   be
     considered in the interpretation of any part hereof.

          (j) Notices. Except as otherwise specifically provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid, addressed as set forth above, or to such other address as shall be furnished in writing by any party to the others.

          (k) Waivers. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed to be a valid waiver unless such waiver is in writing or, even if in writing, shall be deemed to be a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

          (l) Prior Agreements. This Agreement supersedes any and all prior termination benefits agreements providing for benefits to the Officer upon an acquisition of control.

     5. Term of this Agreement. This Agreement shall remain in effect until October 1, 2002 or until the expiration of any extension thereof. The term of this Agreement shall be automatically extended for one (1) year periods without further action of the parties as of October 1, 1998 and each succeeding October 1 thereafter, unless ENERGY shall have served written notice to the Officer prior to October 1, 1998 or prior to October 1 of each succeeding year, as the case may be, of its intention that the Agreement shall terminate at the end of the five (5) year period that begins with the October 1 following the date of such written notice.

      IN WITNESS WHEREOF, the parties have executed this Amended and Restated Agreement on this 25th day of July, 1997.


                         INDIANA ENERGY, INC.


                         By:  /s/ O. N. Frenzel III
                              O. N. Frenzel III, as
                              Chairman of the Compensation Committee
Attest:


/s/ Ronald E. Christian
Secretary or Assistant Secretary



                         EXECUTIVE


                         By:  /s/ Niel C. Ellerbrook
                              Niel C. Ellerbrook